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                                  EXHIBIT 23.1

We consent to the incorporation by reference and use of our report dated February 11, 2005, except for Note 16 as to which the date is February 18, 2005, on the consolidated financial statements of Rurban Financial Corp. and Subsidiaries, which appears in Rurban Financial Corp.'s Form 10-K for the year ended December 31, 2004, in Rurban Financial Corp.'s Registration Statement on Form S-8 (SEC Registration No. 333-46989), filed February 27, 1998, pertaining to the Rurban Financial Corp. Stock Option Plan.

                                             /s/ BKD, LLP
                                             ---------------------
                                                BKD, LLP

Cincinnati, Ohio
March 28, 2005

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